Exhibit (a.17)

MARSHALL FUNDS, INC.

AMENDMENT NO. 16

TO

ARTICLES OF INCORPORATION

The undersigned officer of Marshall Funds, Inc. (the “Corporation”) hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate the Corporation’s shares of common stock of the Marshall Equity Income Fund as the Marshall Large-Cap Value Fund; to redesignate the Corporation’s shares of common stock of the Marshall Large-Cap Growth & Income Fund as the Marshall Large-Cap Growth Fund; and to redesignate the Corporation’s shares of common stock of the Marshall Money Market Fund as the Marshall Prime Money Market Fund.

“Section (a) of Article IV is hereby amended by deleting section (a) thereof and inserting the following as a new paragraph:

‘(a) The Corporation is authorized to issue an indefinite number of shares of common stock, par value $.0001 per share. Subject to the following paragraph, the authorized shares are classified as follows:

CLASS
Advisor Class	Series	Authorized Number of Shares
Marshall Large-Cap Value Fund	Series A	Indefinite
Marshall Government Income Fund	Series A	Indefinite
Marshall Intermediate Bond Fund	Series A	Indefinite
Marshall Mid-Cap Growth Fund	Series A	Indefinite
Marshall Prime Money Market Fund	Series A	Indefinite
Marshall Short-Term Income Fund	Series A	Indefinite
Marshall Large-Cap Growth Fund	Series A	Indefinite
Marshall Mid-Cap Value Fund	Series A	Indefinite
Marshall International Stock Fund	Series A	Indefinite
Marshall Small-Cap Growth Fund	Series A	Indefinite

Investor Class
Marshall Large-Cap Value Fund	Series Y	Indefinite
Marshall Government Income Fund	Series Y	Indefinite
Marshall Intermediate Bond Fund	Series Y	Indefinite
Marshall Mid-Cap Growth Fund	Series Y	Indefinite
Marshall Prime Money Market Fund	Series Y	Indefinite
Marshall Government Money Market Fund	Series Y	Indefinite
Marshall Short-Term Income Fund	Series Y	Indefinite
Marshall Large-Cap Growth Fund	Series Y	Indefinite
Marshall Mid-Cap Value Fund	Series Y	Indefinite
Marshall Intermediate Tax-Free Fund	Series Y	Indefinite
Marshall International Stock Fund	Series Y	Indefinite
Marshall Small-Cap Growth Fund	Series Y	Indefinite
Marshall Tax-Free Money Market Fund	Series Y	Indefinite

Institutional Class
Marshall Prime Money Market Fund	Series I	Indefinite
Marshall Government Money Market Fund	Series I	Indefinite
Marshall International Stock Fund	Series I	Indefinite
Marshall Tax-Free Money Market Fund	Series I	Indefinite’”

This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on October 25, 2005 in accordance with Sections 180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required.

Executed in duplicate this 26th day of October, 2005.

MARSHALL FUNDS, INC.

By:	/s/ JOHN M. BLASER
John M. Blaser, President and Treasurer

This instrument was drafted by:

Jasna B. Dolgov

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, Wisconsin 53202

Telephone: 414-273-3500